ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this "Agreement"), entered into as of the _30__ day of December 2004, by and between Ducon Technologies, Inc., (the "Seller"), and Cemtrex Inc.., (the "Buyer"). The Buyer and the Seller are referred to collectively herein as the "Parties."

WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase all of the assets of the MIP Division of the Seller in its entirety, as described in this Agreement , in return for shares of the Buyer.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and other due and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1. Definitions.

"Acquired Assets" means all right, title, and interest in and to the following assets that constitute the MIP Division: bill of material list of opacity monitors and associated spare parts, manuals, drawings, manufacturing notes, one opacity monitor assembly jig, project files for each opacity monitor, customer list, current proposals and current works in progress, and contracts with customers and suppliers, as set forth on Schedule 1(a).

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Buyer" has the meaning set forth in the preface above.

"CEM System" means a system doing continuous emissions monitoring for gasses in addition to Opacity, typically including a computer to record data.

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" has the meaning set forth in Section 2(d) below.

"Confidential Information" means any information concerning the businesses and affairs of the Division that is not already generally available to the public.

"Division" means the Seller's MIP Opacity Monitor Product Line Division.

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

"Indemnified Party" has the meaning set forth in Section 8(d) below.

"Indemnifying Party" has the meaning set forth in Section 8(d) below.

"Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (c) all mask works and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all other proprietary rights, and (f) all copies and tangible embodiments thereof (in whatever form or medium).

"Inventory" has the meaning set forth in Section 3(l) below.

"Opacity" means optical density.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in Section 2(c) below.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

"Seller" has the meaning set forth in the preface above.

"Third Party Claim" has the meaning set forth in Section 8(d) below.

2. Basic Transaction.

(a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

(b) Assumption of Liabilities. The Buyer will assume, all responsibility with respect to, all obligations, liabilities or debt (as shown in Section 2) of the MIP Division of the Seller.

(c) Purchase Price. The Buyer agrees to pay to the Seller at the Closing $500,000.00 (the "Purchase Price") by delivery of 3,250,000 shares of common stock of the Buyer.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

(a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

(c) Title to Assets. The Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

(d) Legal Compliance. With respect to the Division, the Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

(e) Tax Matters.

(i) The Seller has filed all income tax returns that it is required to file. All such income tax returns were correct and complete in all material respects. All income taxes owed by the Seller have been paid.

(ii) There is no material dispute or claim concerning any income tax liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of the Seller has knowledge based upon personal contact with any agent of such authority.

(j) Intellectual Property.

(i) With respect to the Division, the Seller has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of the directors and officers of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Division must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of any the directors and officers of the Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Division.

(ii) There is no patent or registration which has been issued to the Seller with respect to any of its Intellectual Property that comprises part of the Division, and the Seller has not granted any license or other permission which to any third party with respect to any of its Intellectual Property that comprises part of the Division (together with any exceptions).

(iii) There is no material item of Intellectual Property that any third party owns and that the Division uses pursuant to license, sublicense, agreement, or permission.

(k) Tangible Assets. The machinery, equipment, and other tangible Acquired Assets that the Seller owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(l) Inventory. The Inventory is as listed on the schedules herein, and consists of raw materials and supplies, manufactured and processed parts, spare parts, work in process, and finished goods, all of which used for the opacity monitor product line, and all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

(m) Contracts. With respect to each agreement set forth on Schedule 1(a): (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

(n) Litigation. The Seller is neither (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, nor (ii) a party or, to the knowledge of any of the directors and officers of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(o) Product Warranty. All of the products manufactured, sold, leased, and delivered by the Division have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Division no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, and the Seller shall be liable for all applicable contractual commitments and all express and implied warranties for all products manufactured, sold, leased, and delivered by the Division prior to the Closing.

(p) Product Liability. The Seller has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, installed or delivered by the Division.

(q) Environmental, Health, and Safety Matters.

(i) The Division has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

(ii) Without limiting the generality of the foregoing, the Division has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; and a

list of all such material permits, licenses and other authorizations is set forth on the attached Schedule 3(q)(ii).

(iii) The Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to the Division.

(iv) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(r) Full Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

(a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

(c) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the execution of this Agreement:

(a) General. In case at any time after the signing of this Agreement any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the

requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the execution of this Agreement the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Division.

6. Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:

Ducon Technologies Inc.
19 Engineers Lane, Suite 101
Farmingdale, NY 11735
Tel: 631-694-1700

If to the Buyer:

Cemtrex Inc.
19 Engineers Lane, Suite 102
Farmingdale, NY 11735
Tel: 631-756-9116

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

Ducon technologies Inc. (Seller)

By: ______________________
Name:
Title:

Cemtrex Inc. (Buyer)

By: ______________________
Name: RENATO DELA RAMA
Title: VICE PRESIDENT